EXHIBIT 10.1

AMENDMENT NO. 1
TO THIRD AMENDED AND RESTATED NOTE PURCHASE AND SHELF AGREEMENT

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED NOTE PURCHASE AND SHELF AGREEMENT is made as of September 30, 2011 (this “Amendment”), among NN, INC., a Delaware corporation (the “Company”), certain of its subsidiaries named below (the “Guarantors” and collectively with the Company, each an “Obligor”), The Prudential Insurance Company of America (together with its successors and assigns, “Prudential”) and the other holders of the Notes from time to time party to the Note Agreement (as defined below) (collectively, and together with their successors and assigns, the “Noteholders”).

WITNESSETH:

WHEREAS, the Company, the Guarantors and the Noteholders are parties to a certain Third Amended and Restated Note Purchase and Shelf Agreement, dated as of December 21, 2010, (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”);

WHEREAS, the Company has requested that the Noteholders amend Section 10.4 of the Note Agreement to decrease the Fixed Charge Coverage Ratio for a specified period;

WHEREAS, the Noteholders desire to amend Section 10.4 as requested by the Company;

WHEREAS, the parties desire to amend the terms of the Note Agreement on the terms set forth herein;

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Guarantors and the Noteholders do hereby agree as follows:

SECTION 1.	DEFINED TERMS.

 Each term used and not otherwise defined herein shall have the meaning ascribed to such term in the Note Agreement.

SECTION 2.	AMENDMENT TO NOTE AGREEMENT.

2.1            Amendments to Section 10.4.  Section 10.4 of the Note Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 10.4           Fixed Charge Coverage Ratio:  The Company shall not suffer or permit as of the last day of any fiscal quarter the Fixed Charge Coverage Ratio to be less than (i) 1.00 to 1.00 for the periods ending September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, and September 30, 2012 and (ii) 1.25 to 1.00 for the periods ending December 31, 2012 and thereafter; provided, further, that at all times during the period commencing September 30, 2011 and ending on September 30, 2012, the Total Commitment Amount (as defined in the Credit Agreement) must exceed the sum of the aggregate outstanding principal amount of all Revolving Loans (as defined in the Credit Agreement) plus the Letter of Credit Exposure (as defined in the Credit Agreement) plus the Swing Line Exposure (as defined in the Credit Agreement) by an amount no less than Ten Million Dollars ($10,000,000).

SECTION 3.	REPRESENTATIONS AND WARRANTIES.

Each Obligor hereby represents and warrants to the Noteholders as follows:

3.1            This Amendment. This Amendment has been duly and validly executed by an authorized officer of such Obligor and constitutes the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms.  The Note Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms.

3.2            Power and Authority.  The execution, delivery and performance by such Obligor of this Amendment (i) are within such Obligor’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Obligor’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Obligor or any of its Subsidiaries is a party or by which such Obligor or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Obligor or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person.

3.3            No Default or Event of Default.  No Default or Event of Default now exists under the Note Agreement and, upon the effectiveness of this Amendment, no Default or Event of Default will be existing and no Default or Event of Default will occur as a result of the effectiveness of this Amendment.

3.4            Restatement of Representations and Warranties.  Upon the effectiveness of this Amendment, the representations and warranties of such Obligor contained in the Note Agreement, as amended by this Amendment, and the other Financing Documents will be true and correct in all material respects on and as of the date of this Amendment, except for representations and warranties that were given as of a specific earlier date (which remain true and correct as of such earlier date) or representations and warranties which became inaccurate solely as a result of changes permitted under the Note Agreement.

SECTION 4.	CONDITIONS TO EFFECTIVENESS

           This Amendment shall become effective as of the time on which each of the following conditions precedent shall have been fulfilled:

4.1            This Amendment.  The Noteholders shall have received from each Obligor and each other Noteholder an original counterpart of this Amendment, in each case, executed and delivered by a duly authorized officer of such Obligor or such Noteholder, as the case may be.

4.2            Amendment to Credit Agreement.  The Obligors shall have delivered to the Noteholders a fully effective (except for any condition to effectiveness to be satisfied by delivery of this Amendment) amendment to the Credit Agreement, in form and substance satisfactory to the Noteholders, incorporating in substance the amendments set forth in Section 2 of this Amendment (the “Credit  Agreement Amendment”).

4.3            Amendment Fee.  The Obligors shall have paid each Noteholder the amendment fee payable to such Noteholder as set forth on Exhibit A hereto.

4.4            Other Fees and Expenses.  The Obligors shall have paid all other reasonable outstanding costs, expenses and fees of the Noteholders and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment, in each case, to the extent invoiced.

4.5            Other Documents.  The Agent shall have received such other documents, instruments or other materials as it shall have reasonably requested.

SECTION 5.	REAFFIRMATIONS AND ACKNOWLEDGMENTS.

5.1            Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Company of this Amendment and jointly and severally ratify and confirm the terms of its Guaranty of the Obligations of the Company arising under Section 23 of the Note Agreement.  Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, Section 23 of the Note Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under Section 23 of the Note Agreement.

5.2            Acknowledgment of Perfection of Security Interest. Each Obligor hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent and the Noteholders under the Note Agreement, the Pledge Agreements and the other Financing Agreements are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreement and the other Financing Agreements.

SECTION 6.	MISCELLANEOUS.

6.1            Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.2            Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

6.3            No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

6.4            Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

6.5            Headings. Section headings used in this Amendment are for the convenience of reference only and are not a part of this Amendment for any other purpose.

6.6            Negotiations. Each Obligor acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Noteholders and reviewed by counsel for such Obligor.

6.7            Expenses; Agreement With Respect to the Senior Notes Indenture. The Obligors shall be responsible for all reasonable costs, expenses and fees of the Noteholders and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment.  To the extent any Lender (as defined in the Credit Agreement), solely in its capacity as a Lender under the Credit Agreement, is compensated or will be compensated for executing and delivering the Credit Agreement Amendment, whether by fee, increased yield or otherwise, the Obligors shall provide the Noteholders with at least the equivalent economic consideration (it being understood that the forgoing sentence shall in no way be deemed to constitute a consent on the part of the Noteholders for any such additional compensation to such Persons).

6.8            Nonwaiver. Other than as provided in Section 2 and above, the execution, delivery, performance and effectiveness of this Amendment shall not operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Noteholders under the Note Agreement (as amended by this Amendment) or any other Financing Agreement, or (ii) any term, provision, representation, warranty or covenant contained in the Note Agreement (as amended by this Amendment) or any other Financing Agreement.  None of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Note Agreement (as amended by this Amendment).

6.9            Reaffirmation.  Each Obligor hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Note Agreement (as amended by this Amendment) and each other Financing Agreement to which it is a party (including, without limitation, any Guaranty of Payment) and (ii) ratifies and reaffirms its grant of security interests and Liens under such documents and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations.

6.10            Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

6.11            Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

6.12            Financing Agreement.  This Amendment is a Financing Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers or agents thereunto duly authorized as of the date first written above.

BORROWER:

NN, Inc.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President – Corporate Development and
Chief Financial Officer

GUARANTORS:

Industrial Molding Corporation, as successor by merger to Industrial Molding Group, L.P.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Treasurer

The Delta Rubber Company

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Treasurer

Whirlaway Corporation

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Treasurer

Triumph LLC

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Treasurer

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NOTEHOLDERS:

The Prudential Insurance Company of America

By:	/s/ Billy Greer
Name: Billy Greer
Title: Senior Vice President

Prudential Retirement Insurance and Annuity Company

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ Billy Greer
Name: Billy Greer
Title: Senior Vice President

American Bankers Life Assurance Company of Florida, Inc.

By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Billy Greer
Name: Billy Greer
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED AND RESTATED NOTE AGREEMENT]

Farmers New World Life Insurance Company

By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Billy Greer
Name: Billy Greer
Title: Senior Vice President

Union Security Insurance Company

By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Billy Greer
Name: Billy Greer
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED AND RESTATED NOTE AGREEMENT]